EXHIBIT 4.19

PECO ENERGY COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION, TRUSTEE

(formerly, Wachovia Bank, National Association)

SUPPLEMENTAL

INDENTURE DATED AS OF

TO

FIRST AND REFUNDING MORTGAGE

OF

THE COUNTIES GAS AND ELECTRIC

COMPANY

TO

FIDELITY TRUST COMPANY, TRUSTEE

DATED MAY 1, 1923

% SERIES DUE 20

(New Series)

THIS SUPPLEMENTAL INDENTURE dated as of                      by and between PECO ENERGY COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the Company), party of the first part, and U.S. BANK NATIONAL ASSOCIATION (formerly Wachovia Bank, National Association), a national banking association organized and existing under the laws of the United States of America (hereinafter called the Trustee), as Trustee under the Mortgage hereinafter mentioned, party of the second part, Witnesseth that

WHEREAS, The Counties Gas and Electric Company (hereinafter called Counties Company), a Pennsylvania corporation and a predecessor to the Company, duly executed and delivered to Fidelity Trust Company, a Pennsylvania corporation to which the Trustee is successor, as Trustee, a certain indenture of mortgage and deed of trust dated May 1, 1923 (hereinafter called the Mortgage), to provide for the issue of, and to secure, its First and Refunding Mortgage Bonds, issuable in series and without limit as to principal amount except as provided in the Mortgage, the initial series of Bonds being designated the 6% Series of 1923, and the terms and provisions of other series of bonds secured by the Mortgage to be determined as provided in the Mortgage; and

WHEREAS, thereafter Counties Company, Philadelphia Suburban-Counties Gas and Electric Company (hereinafter called Suburban Company), and the Company, respectively, have from time to time executed and delivered indentures supplemental to the Mortgage, providing for the creation of additional series of bonds secured by the Mortgage and for amendment of certain of the terms and provisions of the Mortgage and of indentures supplemental thereto, or evidencing the succession of Suburban Company to Counties Company and of the Company to Suburban Company, such indentures supplemental to the Mortgage, the respective dates, parties thereto, and purposes thereof, being as follows:

Supplemental Indenture and Date	Parties	Providing for:
First September 1, 1926	Counties Company to Fidelity-Philadelphia Trust Company (Successor to Fidelity Trust Company)	Bonds of 5% Series of 1926

Second May 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Evidencing succession of Suburban Company to Counties Company

Third May 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Bonds of 4-1/2% Series due 1957; amendment of certain provisions of Mortgage

Fourth November 1, 1927	Suburban Company to Fidelity-Philadelphia Trust Company	Additional Bonds of 4-1/2% Series due 1957

Fifth January 31, 1931	Company to Fidelity-Philadelphia Trust Company	Evidencing succession of Company to Suburban Company

Sixth February 1, 1931	Company to Fidelity-Philadelphia Trust Company	Bonds of 4% Series due 1971

Seventh March 1, 1937	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/2% Series due 1967; amendment of certain provisions of Mortgage

Eighth December 1, 1941	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1971; amendment of certain provisions of Mortgage

Ninth November 1, 1944	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1967 and 2-3/4% Series due 1974; amendment of certain provisions of Mortgage

Tenth December 1, 1946	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-3/4% Series due 1981; amendment of certain provisions of Mortgage*

Supplemental Indenture and Date	Parties	Providing for:
Eleventh February 1, 1948	Company to Fidelity-Philadelphia Trust Company	Bonds of 2-7/8% Series due 1978*

Twelfth January 1, 1952	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/4% Series due 1982*

Thirteenth May 1, 1953	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-7/8% Series due 1983*

Fourteenth December 1, 1953	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/8% Series due 1983*

Fifteenth April 1, 1955	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-1/8% Series due 1985*

Sixteenth September 1, 1957	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-5/8% Series due 1987; amendment of certain provisions of Mortgage*

Seventeenth May 1, 1958	Company to Fidelity-Philadelphia Trust Company	Bonds of 3-3/4% Series due 1988; amendment of certain provisions of Mortgage*

Eighteenth December 1, 1958	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-3/8% Series due 1986*

Nineteenth October 1, 1959	Company to Fidelity-Philadelphia Trust Company	Bonds of 5% Series due 1989*

Twentieth May 1, 1964	Company to Fidelity-Philadelphia Trust Company	Bonds of 4-1/2% Series due 1994*

Twenty-first October 15, 1966	Company to Fidelity-Philadelphia Trust Company	Bonds of 6% Series due 1968-1973*

Twenty-second June 1, 1967	Company to The Fidelity Bank (formerly Fidelity-Philadelphia Trust Company)	Bonds of 5-1/4% Series due 1968-1973 and 5-3/4% Series due 1977*

Twenty-third October 1, 1957	Company to The Fidelity Bank	Bonds of 6-1/8% Series due 1997*

Supplemental Indenture and Date	Parties	Providing for:
Twenty-fourth March 1, 1968	Company to The Fidelity Bank	Bonds of 6-1/2% Series due 1993; amendment of Article XIV of Mortgage*

Twenty-fifth September 10, 1968	Company to The Fidelity Bank	Bonds of 1968 Series due 1969-1976*

Twenty-sixth August 15, 1969	Company to The Fidelity Bank	Bonds of 8% Series due 1975*

Twenty-seventh February 1, 1970	Company to The Fidelity Bank	Bonds of 9% Series due 1995*

Twenty-eighth May 1, 1970	Company to The Fidelity Bank	Bonds of 8-1/2% Series due 1976*

Twenty-ninth December 15, 1970	Company to The Fidelity Bank	Bonds of 7-3/4% Series due 2000*

Thirtieth August 1, 1971	Company to The Fidelity Bank	Bonds of 8-1/4% Series due 1996*

Thirty-first December 15, 1971	Company to The Fidelity Bank	Bonds of 7-3/8% Series due 2001; amendment of Article XI of Mortgage*

Thirty-second June 15, 1972	Company to The Fidelity Bank	Bonds of 7-1/2% Series due 1998*

Thirty-third January 15, 1973	Company to The Fidelity Bank	Bonds of 7-1/2% Series due 1999*

Thirty-fourth January 15, 1974	Company to The Fidelity Bank	Bonds of 8-1/2% Series due 2004

Thirty-fifth October 15, 1974	Company to The Fidelity Bank	Bonds of 11% Series due 1980*

Thirty-sixth April 15, 1975	Company to The Fidelity Bank	Bonds of 11-5/8% Series due 2000*

Thirty-seventh August 1, 1975	Company to The Fidelity Bank	Bonds of 11% Series due 2000*

Thirty-eighth March 1, 1976	Company to The Fidelity Bank	Bonds of 9-1/8% Series due 2006*

Thirty-ninth August 1, 1976	Company to The Fidelity Bank	Bonds of 9-5/8% Series due 2002*

Supplemental Indenture and Date	Parties	Providing for:
Fortieth February 1, 1977	Company to The Fidelity Bank	Bonds of Pollution Control Series A and Pollution Control Series B*

Forty-first March 15, 1977	Company to The Fidelity Bank	Bonds of 8-5/8% Series due 2007*

Forty-second July 15, 1977	Company to The Fidelity Bank	Bonds of 8-5/8% Series due 2003*

Forty-third March 15, 1978	Company to The Fidelity Bank	Bonds of 9-1/8% Series due 2008*

Forty-fourth October 15, 1979	Company to The Fidelity Bank	Bonds of 12-1/2% Series due 2005*

Forty-fifth October 15, 1980	Company to The Fidelity Bank	Bonds of 13-3/4% Series due 1992*

Forty-sixth March 1, 1981	Company to The Fidelity Bank	Bonds of 15-1/4% Series due 1996; amendment of Article VIII of Mortgage*

Forty-seventh March 1, 1981	Company to The Fidelity Bank	Bonds of 15% Series due 1996; amendment of Article VIII of Mortgage*

Forty-eighth July 1, 1981	Company to The Fidelity Bank	Bonds of 17-5/8% Series due 2011*

Forty-ninth September 15, 1981	Company to The Fidelity Bank	Bonds of 18-3/4% Series due 2009*

Fiftieth April 1, 1982	Company to The Fidelity Bank	Bonds of 18% Series due 2012*

Fifty-first October 1, 1982	Company to The Fidelity Bank	Bonds of 15-3/8% Series due 2010*

Fifty-second June 15, 1983	Company to The Fidelity Bank	Bonds of 13-3/8% Series due 2013*

Fifty-third November 15, 1984	Company to Fidelity Bank, National Association (formerly The Fidelity Bank)	Bonds of 13.05% Series due 1994; amendment of Article VIII of Mortgage*

Supplemental Indenture and Date	Parties	Providing for:
Fifty-fourth December 1, 1984	Company to Fidelity Bank, National Association	Bonds of 14% Series due 1988-1994; amendment of Article VIII of Mortgage*

Fifty-fifth May 15, 1985	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series C*

Fifty-sixth October 1, 1985	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series D*

Fifty-seventh November 15, 1985	Company to Fidelity Bank, National Association	Bonds of 10-7/8% Series due 1995*

Fifty-eight November 15, 1985	Company to Fidelity Bank, National Association	Bonds of 11-3/4% Series due 2014*

Fifty-ninth June 1, 1986	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series E*

Sixtieth November 1, 1986	Company to Fidelity Bank, National Association	Bonds of 10-1/4% Series due 2016*

Sixty-first November 1, 1986	Company to Fidelity Bank, National Association	Bonds of 8-3/4% Series due 1994*

Sixty-second April 1, 1987	Company to Fidelity Bank, National Association	Bonds of 9-3/8% Series due 2017*

Sixty-third July 15, 1987	Company to Fidelity Bank, National Association	Bonds of 11% Series due 2016*

Sixty-fourth July 15, 1987	Company to Fidelity Bank, National Association	Bonds of 10% Series due 1997*

Sixty-fifth August 1, 1987	Company to Fidelity Bank, National Association	Bonds of 10-1/4% Series due 2007*

Sixty-sixth October 15, 1987	Company to Fidelity Bank, National Association	Bonds of 11% Series due 1997*

Sixty-seventh October 15, 1987	Company to Fidelity Bank, National Association	Bonds of 12-1/8% Series due 2016*

Sixty-eighth April 15, 1988	Company to Fidelity Bank, National Association	Bonds of 10% Series due 1998*

Sixty-ninth April 15, 1988	Company to Fidelity Bank, National Association	Bonds of 11% Series due 2018*

Supplemental Indenture and Date	Parties	Providing for:
Seventieth June 15, 1989	Company to Fidelity Bank, National Association	Bonds of 10% Series due 2019*

Seventy-first October 1, 1989	Company to Fidelity Bank, National Association	Bonds of 9-7/8% Series due 2019*

Seventy-second October 1, 1989	Company to Fidelity Bank, National Association	Bonds of 9-1/4% Series due 1999*

Seventy-third October 1, 1989	Company to Fidelity Bank, National Association	Medium-Term Note Series A*

Seventy-fourth October 15, 1990	Company to Fidelity Bank, National Association	Bonds of 10-1/2% Series due 2020*

Seventy-fifth October 15, 1990	Company to Fidelity Bank, National Association	Bonds of 10% Series due 2000*

Seventy-sixth April 1, 1991	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series F and Pollution Control Series G*

Seventy-seventh December 1, 1991	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series H*

Seventy-eighth January 15, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/2% 1992 Series due 1999*

Seventy-ninth April 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8% Series due 2002*

Eightieth April 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-3/4% Series due 2022*

Eighty-first June 1, 1992	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series I*

Eighty-second June 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-5/8% Series due 2022*

Eighty-third July 15, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/2% Series due 2002*

Eighty-fourth September 1, 1992	Company to Fidelity Bank, National Association	Bonds of 8-1/4% Series due 2022*

Eighty-fifth September 1, 1992	Company to Fidelity Bank, National Association	Bonds of 7-1/8% Series due 2002*

Supplemental Indenture and Date	Parties	Providing for:
Eighty-sixth March 1, 1993	Company to Fidelity Bank, National Association	Bonds of 6-5/8% Series due 2003*

Eighty-Seventh March 1, 1993	Company to Fidelity Bank, National Association	Bonds of 7-3/4% Series due 2023*

Eighty-eighth March 1, 1993	Company to Fidelity Bank, National Association	Bonds of Pollution Control Series J, Pollution Control Series K, Pollution Control Series L and Pollution Control Series M*

Eighty-ninth May 1, 1993	Company to Fidelity Bank, National Association	Bonds of 6-1/2% Series due 2003*

Ninetieth May 1, 1993	Company to Fidelity Bank, National Association	Bonds of 7-3/4% Series 2 due 2023*

Ninety-first August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 7-1/8% Series due 2023*

Ninety-second August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 6-3/8% Series due 2005*

Ninety-third August 15, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 5-3/8% Series due 1998*

Ninety-fourth November 1, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 7-1/4% Series due 2024*

Ninety-fifth November 1, 1993	Company to First Fidelity Bank, N.A., Pennsylvania	Bonds of 5-5/8% Series due 2001*

Ninety-sixth May 1, 1995	Company to First Fidelity Bank, N.A., Pennsylvania	Medium Term Note Series B*

Ninety-seventh October 15, 2001	Company to First Union National Bank (formerly First Fidelity Bank, N.A., Pennsylvania)	Bonds of 5.95% Series due 2011*

Ninety-eighth October 1, 2002	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.95% Series Due 2011*

Ninety-ninth September 15, 2002	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 4.75% Series Due 2012*

Supplemental Indenture and Date	Parties	Providing for:
One Hundredth April 15, 2003	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 3.50% Series Due 2008*

One Hundred and First April 15, 2004	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.90% Series Due 2034*

One Hundred and Second September 15, 2006	Company to Wachovia Bank, National Association (formerly First Union National Bank)	Bonds of 5.95% Series Due 2036; amendment of certain provisions of Mortgage*

One Hundred and Third March 15, 2007	Company to U.S. Bank National Association (formerly Wachovia Bank, National Association)	Bonds of 5.70% Series Due 2037

*	And amendment of certain provisions of the Ninth Supplemental Indenture.

WHEREAS, the respective principal amounts of the bonds of each series presently outstanding under the Mortgage and the several supplemental indentures above referred to, are as follows:

Series	PRINCIPAL AMOUNT
3.50% Series due 2008	450,000,000
5.95% Series due 2011	250,000,000
4.75% Series due 2012	225,000,000
Pollution Control Series J due 2012	50,000,000
Pollution Control Series K due 2012	50,000,000
Pollution Control Series L due 2012	50,000,000
Pollution Control Series M due 2012	4,200,000
5.90% Series due 2034	75,000,000
5.95% Series due 2036	300,000,000
5.70% Series due 2037	175,000,000
Total $	$1,629,200,000

WHEREAS, the Company deems it advisable and has determined, pursuant to Article XI of the Mortgage,

(a) to amend Article II of the Ninth Supplemental Indenture to the Mortgage as heretofore amended;

(If additional property is to be added to the Mortgage, include the following paragraph.)

(b) to convey, pledge, transfer and assign to the Trustee and to subject specifically to the lien of the Mortgage additional property not therein or in any supplemental indenture specifically described but now owned by the Company and acquired by it by purchase or otherwise; and

(c) to create a new series of bonds to be issued from time to time under, and secured by, the Mortgage, to be designated PECO Energy Company First and Refunding Mortgage Bonds,             % Series Due 20     , (hereinafter sometimes called the “bonds of the New Series” or the “bonds of the             % Series due 20    ”); and for the above-mentioned purposes to execute, deliver and record this Supplemental Indenture; and

WHEREAS, the Company has determined by proper corporate action that the terms, provisions and form of the bonds of the New Series shall be substantially as follows:

(Form of Face of Bond)

PECO ENERGY COMPANY

REGISTERED NUMBER	REGISTERED

FIRST AND REFUNDING MORTGAGE BOND,

                % SERIES DUE 20     ,

DUE

PECO Energy Company, a Pennsylvania corporation (hereinafter called the Company), for value received, hereby promises to pay to                                                                   or registered assigns,

Dollars on                                              , at the office or agency of the Company, in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date hereof at the rate of      percent per annum in like coin or currency, payable at either of the offices aforesaid on                                  and                              in each year until the Company’s obligation with respect to the payment of such principal shall have been discharged.

The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of this bond entitled to such interest payment, in which case only the registered holder on such record date shall be entitled to receive such payment, notwithstanding any transfer of this bond upon the registration books subsequent to such record date.

This bond shall not be valid or become obligatory for any purpose unless it shall have been authenticated by the certificate of the Trustee under said Mortgage endorsed hereon.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PECO Energy Company has caused this instrument to be signed in its corporate name with the manual or facsimile signature of its President or a Vice President and its corporate seal to be impressed or a facsimile imprinted hereon, duly attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

PECO ENERGY COMPANY

By
President

(SEAL)

Attest:
Secretary

(Form of Reverse of Bond)

PECO ENERGY COMPANY

First and Refunding Mortgage Bond,

            % Series Due 20     , Due

(CONTINUED)

This bond is one of a duly authorized issue of bonds of the Company, unlimited as to amount except as provided in the Mortgage hereinafter mentioned or in any indenture supplemental thereto, and is one of a series of said bonds known as First and Refunding Mortgage Bonds,     % Series due 20    . This bond and all other bonds of said issue are issued and to be issued under and pursuant to and are all secured equally and ratably by an indenture of mortgage and deed of trust dated May 1, 1923, duly executed and delivered by The Counties Gas and Electric Company (to which the Company is successor) to Fidelity Trust Company, as Trustee (to which U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, is successor Trustee), as amended, modified or supplemented by                      certain supplemental indentures from the Company or its predecessors to said successor Trustee or its predecessors, said mortgage, as so amended, modified or supplemented being herein called the Mortgage. Reference is hereby made to the Mortgage for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of said bonds and of the Trustee in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued.

As provided in the Mortgage, the bonds secured thereby may be for various principal sums and are issuable in series, which series may mature at different times, may bear interest at different rates, and may otherwise vary. The bonds of this series mature on             , and are issuable only in registered form without coupons in any denomination authorized by the Company.

Any bond or bonds of this series may be exchanged for another bond or bonds of this series in a like aggregate principal amount in authorized denominations, upon presentation at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, all subject to the terms of the Mortgage but without any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the exchange.

(In the event the bonds of this series are not redeemable, the following paragraph shall be included.)

The bonds of this series are not redeemable.

(Or, in the event the bonds of this series are redeemable only at the option of the Company, the following paragraphs should be included instead.)

The bonds of this series are redeemable at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed, addressed to such holder at his address appearing upon the registration books, at the applicable redemption price (expressed as a percentage of the principal amount) set forth below, together with accrued interest to the date fixed for redemption:

(Or, in the event the bonds of this series are redeemable both pursuant to the sinking fund herein provided and also at the option of the Company, the following paragraphs should be included instead.)

As more fully provided in the Mortgage, the Company has covenanted that as and for a sinking fund for the bonds of this series, it will deposit with the Trustee, on or before                      of each year, commencing in 20    , cash sufficient to redeem, on the next                     , $              principal amount of the bonds of this series at the principal amount thereof, together with accrued interest to the date fixed for redemption. The Company also has the non-cumulative option to increase the amount of such sinking fund payment for any such year (and the principal amount of such bonds so as to be redeemed) by an additional sum not exceeding $            .

The bonds of this series are redeemable at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed, addressed to such holder at his address appearing upon the registration books (a) in part, pursuant to the sinking fund provided for the bonds of this series, on                      of each of the years 20     through                      , both inclusive, at the principal amount thereof, together with accrued interest to the date fixed for redemption, and (b) at the option of the Company on and after                     , 20    , as a whole or in part at any time at the applicable optional redemption price (expressed as a percentage of the principal amount of each bond to be redeemed) set forth below, together with accrued interest on such principal amount to the date fixed for redemption:

all as more particularly set forth in the Mortgage.

The principal of this bond may be declared or may become due on the conditions, in the manner and with the effect provided in the Mortgage upon the happening of an event of default as in the Mortgage provided.

This bond is transferable by the registered holder hereof in person or by attorney, duly authorized in writing, at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in books of the Company to be kept for that purpose, upon surrender and cancellation hereof, and upon any such transfer, a new registered bond or bonds, without coupons, of this series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor, all subject to the terms of the Mortgage but without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the transfer. The Company, the Trustee, and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this bond to any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation in respect to this bond is hereby expressly waived and released by every holder hereof, except to the extent that such liability may not be waived or released under the provisions of the Securities Act of 1933 or of the rules and regulations of the Securities and Exchange Commission thereunder.

(End of Form of Reverse of Bond)

and

WHEREAS, on the face of each of the bonds of the New Series, there is to be endorsed a certificate of the Trustee in substantially the following form, to wit:

(Form of Trustee’s Certificate)

This bond is one of the bonds, of the series designated therein, provided for in the within-mentioned Mortgage and in the                  Supplemental Indenture dated as of                             .

U.S. BANK NATIONAL ASSOCIATION

By
Authorized Officer

and

WHEREAS, all acts and things necessary to make the bonds of the New Series, when duly executed by the Company and authenticated by the Trustee as provided in the Mortgage and indentures supplemental thereto, and issued by the Company, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid and enforceable supplement to the Mortgage, have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage and/or under any indenture supplemental thereto, according to their tenor and effect, and according to the terms of the Mortgage and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in the bonds and in the Mortgage and any indenture supplemental thereto respectively contained, and for the proper assuring, conveying, and confirming unto the Trustee, its successors in trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Mortgage and in any indentures supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, conveyed, released, confirmed, pledged, assigned, transferred and set over and by these presents does grant, bargain, sell, convey, release, confirm, pledge, assign, transfer, and set over to U.S. Bank National Association, as Trustee, and to its successors in trust and its and their assigns forever, all the following described property, real, personal and mixed of the Company, viz.:

(If additional property is to be added to the Mortgage, include the following paragraph.)

The real property set forth in Schedule A, attached hereto and hereby made a part hereof, with any improvements thereon erected now owned by the Company but not specifically described in the Mortgage or in any indenture supplemental thereto heretofore executed, in the places set forth in Schedule A.

(If additional property is not to be added to the Mortgage, include the following paragraph.)

All of the real property with any improvements thereon erected as may be owned by the Company and described in the Mortgage or in any indenture supplemental thereto as may heretofore have been executed, delivered and recorded, but excluding therefrom all real property heretofore released from the lien of the Mortgage. It is hereby stated that the Company has not acquired title to nor become the owner of any new or additional real property since the execution, delivery and recording of the                                  Supplemental Indenture also dated as of                                     . The purpose of restating such prior conveyances as security is to confirm that the obligations of the Company as provided in this Supplemental Indenture are included within the lien and security of the Mortgage, and that public record be made of such purpose and fact by the recording of this Supplemental Indenture.

Together with all gas works, electric works, plants, buildings, structures, improvements and machinery located upon such real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereinbefore described or referred to or intended so to be, or in any way appertaining thereto, and the reversions, remainders, rents, issues and profits thereof; also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances.

Also all the Company’s electric transmission and distribution lines and systems, substations, transforming stations, structures, machinery, apparatus, appliances, devices and appurtenances.

Also all the Company’s gas transmission and distribution mains, pipes, pipe lines and systems, storage facilities, structures, machinery, apparatus, appliances, devices and appurtenances.

Also all plants, systems, works, improvements, buildings, structures, fixtures, appliances, engines, furnaces, boilers, machinery, retorts, tanks, condensers, pumps, gas tanks, holders, reservoirs, expansion tanks, gas mains and pipes, tunnels, service pipe, pipe lines, fittings, gates, valves, connections, gas and electric meters, generators, dynamos, fans, supplies, tools and implements, tracks, sidings, motor and other vehicles, all electric light lines, electric power lines, transmission lines, distribution lines, conduits, cables, stations, substations, and distributing systems, motors, conductors, converters, switchboards, shafting, belting, wires, mains, feeders, poles, towers, mast arms, brackets, pipes, lamps, insulators, house wiring connections and all instruments, appliances, apparatus, fixtures, fittings and equipment and all stores, repair parts, materials and supplies of every nature and kind whatsoever now or hereafter owned by the Company in connection with or appurtenant to its plants and systems for production, purchase, storage, transmission, distribution, utilization and sale of gas and its by-products and residual products, and/or for the generation, production, purchase, storage, transmission, distribution, utilization and sale of electricity, or in connection with such business.

Also all the goodwill of the business of the Company, and all rights, claims, contracts, leases, patents, patent rights, and agreements, all accounts receivable, accounts, claims, demands, choses in action, books of account, cash assets, franchises, ordinances, rights, powers, easements, water rights, riparian rights, licenses, privileges, immunities, concessions and consents now or hereafter owned by the Company in connection with or appurtenant to its said business.

Also all the right, title and interest of the Company in and to all contracts for the purchase, sale or supply of gas, and its by-products and residual products of electricity and electrical energy, now or hereafter entered into by the Company with the right on the part of the Trustee, upon the happening of an event of default as defined in the Mortgage as supplemented by any supplemental indenture, to require a specific assignment of any and all such contracts, whenever it shall request the Company to make the same.

Also all rents, tolls, earnings, profits, revenues, dividends and income arising or to arise from any property now owned, leased, operated or controlled or hereafter acquired, leased, operated or controlled by the Company and subject to the lien of the Mortgage and indentures supplemental thereto.

Also all the estate, right, title and interest of the Company, as lessee, in and to any and all demised premises under any and all agreements of lease now or at any time hereafter in force, insofar as the same may now or hereafter be assignable by the Company.

Also all other property, real, personal and mixed not hereinbefore specified or referred to, of every kind and nature whatsoever, now owned, or which may hereafter be owned by the Company (except shares of stock, bonds or other securities not now or hereafter specifically pledged under the Mortgage and indentures supplemental thereto or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto), together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining and the reversions, remainder or remainders, rents, issues and profits thereof; and also all the estate, right, title, interest, property, claim and demand whatsoever as well in law as in equity of the Company of, in and to the same and every part and parcel thereof.

It is the intention and it is hereby agreed that all property and the earnings and income thereof acquired by the Company after the date hereof shall be as fully embraced within the provisions hereof and subject to the lien hereby created for securing the payment of all bonds, together with the interest thereon, as if the property were now owned by the Company and were specifically described herein and conveyed hereby, provided nevertheless, that no shares of stock, bonds or other securities now or hereafter owned by the Company, shall be subject to the lien of the Mortgage and indentures supplemental thereto unless now or hereafter specifically pledged or required to be pledged thereunder by the provisions of the Mortgage or any indenture supplemental thereto.

TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be, including after-acquired property, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successors in the trust hereby created, and its and their assigns forever;

IN TRUST NEVERTHELESS, for the equal and pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds secured by the Mortgage and indentures supplemental thereto, without preference, priority or distinction (except as provided in Section 1 of Article VIII of the Mortgage) as to lien or otherwise of any bond of any series over or from any other bond, so that (except as aforesaid) each and every of the bonds issued or to be issued, of whatsoever series, shall have the same right, lien, privilege under the Mortgage and indentures supplemental thereto and shall be equally secured thereby and hereby, with the same effect as if the bonds had all been made, issued and negotiated simultaneously on the date of the Mortgage.

AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:

It is hereby covenanted that all bonds secured by the Mortgage and indentures supplemental thereto with the coupons appertaining thereto, are issued to and accepted by each and every holder thereof, and that the property aforesaid and all other property subject to the lien of the Mortgage and indentures supplemental thereto is held by or hereby conveyed to the Trustee, under and subject to the trusts, conditions and limitations set forth in the Mortgage and indentures supplemental thereto and upon and subject to the further trusts, conditions and limitations hereinafter set forth, as follows, to wit:

ARTICLE I.

AMENDMENTS OF MORTGAGE

Article II of the Ninth Supplemental Indenture to the Mortgage, as heretofore amended, is hereby further amended as follows:

By adding to paragraph (d) of Section 5 and to the first clause of Section 9, the following:

“__% Series due 20__”

ARTICLE II.

BONDS OF THE NEW SERIES

Section 1. The bonds of the New Series shall be designated as hereinabove specified for such designation in the recital immediately preceding the form of bonds of the New Series, subject however, to the provisions of Section 2 of Article I of the Mortgage, as amended, and are issuable only as registered bonds without coupons, substantially in the form hereinbefore recited; and the issue thereof shall be limited to $                     principal amount.

The bonds of the New Series shall bear interest from the date thereof and shall be dated as of the interest payment date to which interest was paid next preceding the date of issue unless (a) such date of issue is an interest payment date to which interest was paid, in which event such bonds shall be dated as of such interest payment date, or (b) issued prior to the occurrence of the first interest payment date on which interest is to be paid, in which event such bonds shall be dated                 . The bonds of the New Series shall mature on                 .

The bonds of the New Series shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate provided in the form of bond hereinbefore recited, payable on              and             in each year commencing on             until the Company’s obligation with respect to the payment of principal thereof shall have been discharged. Both principal and interest on bonds of the New Series shall be payable at the office or agency of the Company in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and shall be payable in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

The bonds of the New Series shall be in any denomination authorized by the Company.

Any bond or bonds of the New Series shall be exchangeable for another bond or bonds of the New Series in a like aggregate principal amount. Any such exchange may be made upon presentation at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, without any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the exchange.

(The following Sections 2 and 3 shall apply if the bonds of the New Series are to be issued in book-entry only form.)

Section 2. (a) Initially, the bonds of the New Series shall be issued pursuant to a book-entry system administered by the Depository Trust Company (or its successor, referred to herein as the “Depository”) as a global security with no physical distribution of bond certificates to be made except as provided in this Section 2. Any provisions of the Mortgage or the bonds of the New Series requiring physical delivery of bonds shall, with respect to any bonds of the New Series held under the book-entry system, be deemed to be satisfied by a notation on the bond registration books maintained by the Trustee that such bonds are subject to the book-entry system.

(b) So long as the book-entry system is being used, one bond of the New Series in the aggregate principal amount of the bonds of the New Series and registered in the name of the Depository’s nominee (the “Nominee”) will be issued and required to be deposited with the Depository and held in its custody. The book-entry system will be maintained by the Depository and its participants and indirect participants and will evidence beneficial ownership of the bonds of the New Series, with transfers of ownership effected on the records of the Depository, the participants and the indirect participants pursuant to rules and procedures established by the Depository, the participants and the indirect participants. The principal of and any premium on each bond of the New Series shall be payable to the Nominee or any other person appearing on the registration books as the registered holder of such bond or its registered assigns or legal representative at the office of the office or agency of the Company in the City of Philadelphia, Pennsylvania or the Borough of Manhattan, The City of New York. So long as the book-entry system is in effect, the Depository will be recognized as the holder of the bonds of the New Series for all purposes. Transfers of principal, interest and any premium payments or notices to participants and indirect participants will be the responsibility of the Depository, and transfers of principal, interest and any premium payments or notices to beneficial owners will be the responsibility of participants and indirect participants. No other party will be responsible or liable for such transfers of payments or notices or for maintaining, supervising or reviewing such records maintained by the Depository, the participants or the indirect participants. While the Nominee or the Depository, as the case may be, is the registered owner of the bonds of the New Series, notwithstanding any other provisions set forth herein, payments of principal of, redemption premium, if any, and interest on the bonds of the New Series shall be made to the Nominee or the Depository, as the case may be, by wire transfer in immediately available funds to the account of such holder. Without notice to or consent of the beneficial owners, the Trustee with the consent of the Company and the Depository may agree in writing to make payments of principal, redemption price and interest in a manner different from that set forth herein. In such event, the Trustee shall make payment with respect to the bonds of the New Series in such manner as if set forth herein.

(c) The Company may at any time elect (i) to provide for the replacement of any Depository as the depository for the bonds of the New Series with another qualified depository, or (ii) to discontinue the maintenance of the bonds of the New Series under book-entry system. In such event, the Trustee shall give 30 days prior notice of such election to the Depository (or such fewer number of days acceptable to such Depository).

(d) Upon the discontinuance of the maintenance of the bonds of the New Series under a book-entry system, the Company will cause the bonds to be issued directly to the beneficial owners of the bonds of the New Series, or their designees, as further described below. In such event, the Trustee shall make provisions to notify participants and beneficial owners of the bonds of the New Series, by mailing an appropriate notice to the Depository, that bonds of the New Series will be directly issued to beneficial owners of the bonds as of a date set forth in such notice (or such fewer number of days acceptable to such Depository).

(e) In the event that bonds of the New Series are to be issued to beneficial owners of the bonds, or their designees, the Company shall promptly have bonds of the New Series prepared in certificated form registered in the names of the beneficial owners of such bonds shown on the records of the participants provided to the Trustee, as of the date set forth in the notice above. Bonds issued to beneficial owners, or their designees shall be substantially in the form set forth in this Supplemental Indenture, but will not include the provision related to global securities.

(f) If the Depository is replaced as the depository for the bonds of the New Series with another qualified depository, the Company will issue a replacement global security substantially in the form set forth in this Supplemental Indenture.

(g) The Company and the Trustee shall have no liability for the failure of any Depository to perform its obligations to any participant, any indirect participant or any beneficial owner of any bonds of the New Series, and the Company and the Trustee shall not be liable for the failure of any participant, indirect participant or other nominee of any beneficial owner or any bonds of the New Series to perform any obligation that such participant, indirect participant or other nominee may incur to any beneficial owner of the bonds of the New Series.

(h) Notwithstanding any other provision of the Mortgage, on or prior to the date of issuance of the bonds of the New Series the Trustee shall have executed and delivered to the initial Depository a Letter of Representations governing various matters relating to the Depository and its activities pertaining to the bonds of the New Series. The terms and provisions of such Letter of Representations are incorporated herein by reference and, in the event there shall exist any inconsistency between the substantive provisions of the said Letter of Representations and any provisions of the Mortgage, then, for as long as the initial Depository shall serve as depository with respect to the bonds of the New Series, the terms of the Letter of Representations shall govern.

(i) The Company and the Trustee may rely conclusively upon (i) a certificate of the Depository as to the identity of a participant in the book-entry system; (ii) a certificate of any participant as to the identity of any indirect participant and (iii) a certificate of any participant or any indirect participant as to the identity of, and the respective principal amount of bonds of the New Series owned by, beneficial owners.

Section 3. So long as the bonds of the New Series are held by The Depository Trust Company, such bonds of the New Series shall bear the following legend:

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 4. So long as any of the bonds of the New Series remain outstanding, the Company shall keep at its office or agency in the Borough of Manhattan, The City of New York, as well as at the office of the Trustee in the City of Philadelphia, Pennsylvania, books for the registry and transfer of outstanding bonds of the New Series, in accordance with the terms and provisions of the bonds of the New Series and the provisions of Section 8 of Article I of said Mortgage.

Section 5. So long as any bonds of the New Series remain outstanding, the Company shall maintain an office or agency in the City of Philadelphia, Pennsylvania, and an office or agency in the Borough of Manhattan, The City of New York, for the payment upon proper demand of the principal of, the interest on, or the redemption price of the outstanding bonds of the New Series, and will from time to time give notice to the Trustee of the location of such office or agency. In case the Company shall fail to maintain for such purpose an office or agency in the City of Philadelphia or shall fail to give such notice of the location thereof, then notices, presentations and demands in respect of the bonds of the New Series may be given or made to or upon the Trustee at its office in the City of Philadelphia and the principal of, the interest on, and the redemption price of said bonds in such event be payable at said office of the Trustee. All bonds of the New Series when paid shall forthwith be cancelled.

Section 6. The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of each bond of the New Series entitled to such interest payment, in which case only the registered holder of such bond on such record date shall be entitled to receive such payment, notwithstanding any transfer of such bond upon the registration books subsequent to such record date.

Section 7. The bonds of the New Series shall be issued under and subject to all of the terms and provisions of the Mortgage, of the indentures supplemental thereto referred to in the recitals hereof and of this Supplemental Indenture which may be applicable to such bonds or applicable to all bonds issued under the Mortgage and indentures supplemental thereto.

ARTICLE III.

ISSUE AND AUTHENTICATION OF

BONDS OF THE NEW SERIES

In addition to any bonds of any series which may from time to time be executed by the Company and authenticated and delivered by the Trustee upon compliance with the provisions of the Mortgage and/or of any indenture supplemental thereto, bonds of the New Series of an aggregate principal amount not exceeding $                     shall forthwith be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon, whether or not this Supplemental Indenture shall have been recorded, authenticate and deliver said bonds to or upon the written order of the President, a Vice President, or the Treasurer of the Company, under the terms and provisions of paragraph     of Section 3 of Article II of the Mortgage, as amended.

(In the event the bonds of this series are not redeemable, the following Article IV shall be included.)

ARTICLE IV.

REDEMPTION OF BONDS OF THE

NEW SERIES

Section 1. The bonds of the New Series shall not be redeemable.

(Or, in the event the bonds of this series are redeemable only at the option of the Company, the following paragraphs should be included instead.)

ARTICLE IV.

REDEMPTION OF BONDS OF THE

NEW SERIES

Section 1. The bonds of the New Series shall be redeemable, at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at the applicable redemption price (expressed as a percentage of the principal amount) specified in the form of bonds of said series set forth in the recitals of this Supplemental Indenture, together with accrued interest to the date fixed for redemption.

Section 2. In case the Company shall desire to exercise such right to redeem and pay off all or any part of such bonds of the New Series as hereinbefore provided it shall comply with all the terms and provisions of Article III of the Mortgage, as amended, applicable thereto, and such redemption shall be made under and subject to the terms and provisions of Article III and in the manner and with the effect therein provided, but at the time or times and upon mailing of notice, all as hereinbefore set forth in Section 1 of this Article. No publication of notice of any redemption of any bonds of the New Series shall be required.

(In the event that bonds of this series are redeemable both pursuant to the sinking fund herein provided and also at the option of the Company, the following Articles IV and V shall be included instead.)

ARTICLE IV.

SINKING FUND FOR THE BONDS OF THE

NEW SERIES

The Company covenants that so long as any of the bonds of the New Series shall be outstanding it will, on or before              of each of the years 20     to 20     , both inclusive, pay or cause to be paid to the Trustee, as and for a sinking fund, the sum in cash of $                    . The Company also has the non-cumulative option to increase the amount of such sinking fund payment for any such year (and the principal amount of such bonds so to be redeemed) by an additional sum not exceeding $                    , in cash. Each such payment is hereinafter called a “sinking fund payment.” On or before              of each of the years 20     to 20     , both inclusive, the Company shall deliver to the Trustee a certificate of its Treasurer or one of its Vice Presidents (1) setting forth the amount of the sinking fund payment required to be made on or before the next succeeding             , (2) stating the principal amount of the bonds of the New Series due to be called for redemption on the next succeeding              by application of such sinking fund payment, and (3) irrevocably directing the Trustee to give notice of redemption pursuant to the provisions of Article V hereof and to apply such sinking fund payment to such redemption. Neither the Company’s failure to deliver such certificate nor the Trustee’s failure to give such notice of redemption shall affect the Company’s obligation to make any sinking fund payment, and no such notice of a sinking fund redemption shall be conditioned upon receipt of the redemption monies by the Trustee before the date fixed for redemption.

ARTICLE V.

REDEMPTION OF BONDS OF THE

NEW SERIES

Section 1. The bonds of the New Series shall not be redeemable in whole or in part except as set forth in this Article V and in Article IV hereof. The bonds of the New Series shall be redeemable at the option of the Company, on and after                     , as a whole or in part at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed in whole or in part, addressed to such holder at his address appearing upon the registration books, at the applicable optional redemption price (expressed as a percentage of the principal amount of each bond to be redeemed) specified in the form of bonds of said series set forth in the recitals of this Supplemental Indenture; and shall also be subject to redemption, in part, pursuant to the sinking fund provided for in Article IV of this Supplemental Indenture, on              of each of the years              to             , both inclusive, at 100% of the principal amount, together, in each case, with accrued interest to the date fixed for redemption.

Section 2. In the case of each partial redemption of the bonds of the New Series, including any partial redemption provided for in Article IV of this Supplemental Indenture, the Trustee shall draw by lot, in any manner by it deemed proper, an amount of bonds of the New Series equal to the aggregate principal amount to be redeemed; provided, that the principal amount to be redeemed with respect to bonds of the New Series at the time outstanding held by each registered holder shall not exceed that proportion of the unpaid principal amount of such bonds held by such holder as the aggregate principal amount to be redeemed with respect to all bonds of the New Series bears to the aggregate unpaid principal amount of all such bonds. No publication of notice of any redemption of bonds of the New Series shall be required. All redemptions shall be made under and subject to the terms and provisions of Article III of the Mortgage, as amended, and in the manner and with the effect therein provided, but at the time or times and at the respective redemption rates and upon mailing of notice, all as hereinbefore set forth in Section 1 of this Article and in Article IV hereof.

Section 3. In the case of each redemption of bonds of the New Series pursuant to the provisions of this Article V and Article IV hereof, there shall become due and payable on the date fixed for redemption the principal amount of each such bond to be redeemed (including the full amount of any applicable optional redemption price), together with accrued interest to such date. The Company covenants that it will deposit or cause to be deposited with the Trustee, not later than the opening of business on the dates fixed for redemption, a sum in cash sufficient for the purposes of such redemption (including the payment of any such optional redemption proceeds and such interest), and, upon such receipt, the Trustee shall be deemed to have been irrevocably directed to apply such cash toward the redemption of such bonds. So long as any bonds of the New Series remain outstanding, no redemption of bonds of the New Series pursuant to this Article V shall reduce the amount of the sinking fund payment required to be made by Article IV hereof or the principal amount of the bonds of the New Series to be redeemed on any sinking fund redemption date.

Section 4. The Company will not, and will not permit any affiliate of the Company to, directly or indirectly purchase or otherwise acquire any outstanding bond of the New Series or any portion thereof other than by redemption as set forth in this Article V and Article IV hereof.

ARTICLE [V.] [VI.]

CERTAIN EVENTS OF DEFAULT; REMEDIES

Section 1. So long as any bonds of the New Series remain outstanding, in case one or more of the following events shall happen, such events shall, in addition to the events of default heretofore enumerated in paragraphs (a) throughout (d) of Section 2 of Article VIII of the Mortgage, constitute an “event of default” under the Mortgage, as fully as if such events were enumerated therein:

(e) default shall be made in the due and punctual payment of the principal (including the full amount of any applicable optional redemption price) of any bond or bonds of the New Series whether at the maturity of said bonds, or at a date fixed for redemption of said bonds, or any of them, or by declaration as authorized by the Mortgage;

(In the event that bonds of this series are redeemable pursuant to the sinking fund, the following paragraph (f) shall also be included.)

(f) default shall be made by the Company in any sinking fund payment under this                                  Supplemental Indenture in respect to the bonds of the New Series, as and when the same become due and payable, and any such default shall continue for the period of one (1) day.

Section 2. So long as any bonds of the New Series remain outstanding, Section 10 of Article VIII of the Mortgage, as heretofore amended, is hereby further amended by inserting in the first paragraph of such Section 10, immediately after the words “as herein provided,” at the end of clause (2) thereof, the following:

“or (3) in case default shall be made in any payment of any interest on any bond or bonds secured by this indenture or in the payment of the principal (including any applicable optional redemption price) of any bond or bonds secured by this indenture, where such default is not of the character referred to in clause (1) or (2) of this Section 10 but constitutes an event of default within the meaning of Section 2 of this Article VIII.”

ARTICLE [VI.] [VII.]

CONCERNING THE TRUSTEE

The Trustee hereby accepts the trust herein declared and provided and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as amended and supplemented, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE [VII.] [VIII.]

MISCELLANEOUS

Section 1. Unless otherwise clearly required by the context, the term “Trustee,” or any other equivalent term used in this Supplemental Indenture, shall be held and construed to mean the trustee under the Mortgage for the time being whether the original or a successor trustee.

Section 2. The headings of the Articles of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning of the same.

Section 3. Nothing expressed or mentioned in or to be implied from this Supplemental Indenture or in or from the bonds of the New Series is intended, or shall be construed, to give any person or corporation, other than the parties hereto and their respective successors, and the holders of bonds secured by the Mortgage and the indentures supplemental thereto, any legal or equitable right, remedy or claim under or in respect of such bonds or the Mortgage or any indenture supplemental thereto, or any covenant, condition or provision therein or in this Supplemental Indenture contained. All the covenants, conditions and provisions thereof and hereof are for the sole and exclusive benefit of the parties hereto and their successors and of the holders of bonds secured by the Mortgage and indentures supplemental thereto.

Section 4. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all collectively but one instrument.

Section 5. This Supplemental Indenture is dated and shall be effective as of , but was actually executed and delivered on                         .

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties of the first and second parts hereto have caused their corporate seals to be hereunto affixed and the President or a Vice President of the party of the first part and the President or a Vice President of the party of the second part, under and by the authority vested in them, have hereto affixed their signatures and their Secretaries or Assistant Secretaries have duly attested the execution hereof the day     of         ,         .

PECO ENERGY COMPANY

By
Vice President

[SEAL]

Attest
Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION

By
Vice President

[SEAL]

Attest
Assistant Secretary

COMMONWEALTH OF PENNSYLVANIA

ss.

COUNTY OF PHILADELPHIA

BE IT REMEMBERED, that on the ___ day of                         ,         , before me, a Notary Public in and for said County and Commonwealth, residing in Philadelphia, personally came                     , who being duly sworn according to law deposes and says that he was personally present and did see the common or corporate seal of the above named PECO Energy Company affixed to the foregoing Supplemental Indenture, that the seal so affixed is the common or corporate seal of the said PECO Energy Company, and was so affixed by the authority of the said corporation as the act and deed thereof; that the above named                      is a Vice President of the said corporation, and did sign the said Supplemental Indenture as such in the presence of this deponent that this deponent is Assistant Secretary of the said corporation; and the name of the deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent’s own proper handwriting.

Sworn to and subscribed before me the day and year aforesaid.

______________________________

Notarial Seal

_______________

Notary Public, City of Philadelphia,

Philadelphia County

My Commission Expires ______, ____

[SEAL]

COMMONWEALTH OF PENNSYLVANIA

ss.

COUNTY OF PHILADELPHIA

BE IT REMEMBERED, that on the      day of                         ,         , before me, the subscriber, a Notary Public in and for said County and Commonwealth, residing in Philadelphia, personally came                     , who being duly sworn according to law deposes and says that he was personally present and did see the common or corporate seal of the above named U.S. Bank National Association, affixed to the foregoing Supplemental Indenture, that the seal so affixed is the common or corporate seal of the said U.S. Bank National Association, and was so affixed by the authority of the said corporation as the act and deed thereof, that the above named is a Vice President of the said corporation, and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of the said corporation; and that the name of this deponent, above signed in attestation of the due execution of the said Supplemental Indenture, is in this deponent’s own proper handwriting.

Sworn to and subscribed before me the day and year aforesaid.

I hereby certify that I am not an officer of director of said U.S. Bank National Association.

________________________________________

Notarial Seal

_____________, Notary Public

City of Philadelphia, Philadelphia County

My Commission Expires ______, ____

[SEAL]

CERTIFICATE OF RESIDENCE

U.S. Bank National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence in the City of Philadelphia is N.E. Cor. Broad and Walnut Streets in the City of Philadelphia, Pennsylvania.

U.S. BANK NATIONAL ASSOCIATION

By
Vice President

SCHEDULE A

(To be included if additional property is to be added to the Mortgage.)

1